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Exhibit 21

SUBSIDIARIES OF TETRA TECH, INC.

NAME	JURISDICTION OF FORMATION
Ardaman & Associates, Inc.	FLORIDA
Commonwealth Technology, Inc.	DELAWARE
Contract Operations—2, Inc.	KENTUCKY
Cosentini Associates, Inc.	NEW YORK
D.E.A. Construction Co.	COLORADO
Drake Contractors, Inc.	COLORADO
Evergreen Utility Contractors, Inc.	WASHINGTON
eXpert Wireless Solutions, Inc.	DELAWARE
FHC, Inc.	OKLAHOMA
GIG Harbor Construction, Inc.	WASHINGTON
GeoTrans, Inc.	VIRGINIA
Hartman & Associates, Inc.	FLORIDA
KCM Consulting Engineers, Inc.	N. CAROLINA
KCM International, Inc.	WASHINGTON
KCM, Inc.	WASHINGTON
LAL Corporation	DELAWARE
Maxim Technologies, Inc.	DELAWARE
McNamee Industrial Services, Inc.	MICHIGAN
McNamee, Porter & Seeley, Inc.	MICHIGAN
MFG, INC.	DELAWARE
PDR Engineers, Inc.	DELAWARE
Rizzo Associates, Inc.	MASSACHUSETTS
Sciences International, Inc.	DELAWARE
SCM Consultants, Inc.	WASHINGTON
SCM Staff Placement Specialist, Inc.	WASHINGTON
Tetra Tech Canada Ltd.	ONTARIO, CANADA
Tetra Tech Caribe, Inc.	PUERTO RICO
Tetra Tech Consulting & Remediation, Inc.	DELAWARE
Tetra Tech EM Inc.	DELAWARE
Tetra Tech Professional Services, Inc.	OHIO
Tetra Tech Executive Services, Inc.	CALIFORNIA
Tetra Tech Latin America, LLC	DELAWARE
Tetra Tech Leasing, LLC	DELAWARE
Tetra Tech NUS, Inc.	DELAWARE
Tetra Tech RMC, Inc.	DELAWARE
Tetra Tech Technical Services, Inc.	DELAWARE
Tetra Tech Wired Communications of California, Inc.	CALIFORNIA
The Thomas Group of Companies, Inc.	DELAWARE
Thomas Management Services, LLC	NEW YORK
Thomas Communications & Technologies, LLC	NEW YORK
Thomas Environmental Services, LLC	NEW YORK
Thomas Aquatics, LLC	NEW YORK
America's Schoolhouse Council, LLC	NEW YORK
America's Schoolhouse Consulting Services, Inc.	NEW YORK
Utilities & C.C., Inc.	CALIFORNIA
Vertex Engineering Services, Inc.	MASSACHUSETTS
Western Utility Cable, Inc.	ILLINOIS
Western Utility Contractors, Inc.	ILLINOIS
Whalen & Company, Inc.	DELAWARE
Whalen do Brasil, Ltda.	BRAZIL
Whalen Service Corps Inc.	DELAWARE
Whalen/Sentrex LLC	CALIFORNIA
Williams, Hatfield & Stoner, Inc.	FLORIDA

All of such subsidiaries, other than Tetra Tech Canada Ltd., are wholly-owned by, directly or indirectly, Tetra Tech, Inc.

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  Exhibit 21
SUBSIDIARIES OF TETRA TECH, INC.